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                                                                  EXHIBIT 10.2.2


                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, effective as of this 1st day of January, 1999, by and between GOTHIC ENERGY CORPORATION and GOTHIC PRODUCTION CORPORATION, both Oklahoma corporations, with their principal place of business at 5727 South Lewis Avenue, Suite 700, Tulsa, Oklahoma, 74105-7148 (collectively the "Company"), and STEVEN P. ENSZ (the "Executive").

     WHEREAS, the Executive is the Vice President and Chief Financial Officer of the Company, the Company desires to continue to employ the Executive as the Vice President and Chief Financial Officer of the Company and the parties hereto wish to set forth the terms of the Executive's employment with the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.  Employment.  The Company hereby employs the Executive, and the
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Executive hereby accepts such employment, as Vice President and Chief Financial
Officer of the Company upon terms and subject to the conditions contained herein.

     2.  Duties.
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         (a) The Executive shall perform all duties of the position of Vice
President and Chief Financial Officer of the Company consistent with the powers and duties of such office set forth in the Company's By-Laws, as well as any other duties, commensurate with the Executive's position that are assigned by the Chairman of the Board ("Chairman"), the Board of Directors ("Board") or the President.
         (b) Throughout his employment hereunder, Executive shall devote his full time, attention, knowledge and skills during regular business hours in furtherance of the business of the Company and will faithfully, diligently and to the best of his ability perform the duties described above in furtherance of the Company's best interests. During his employment, the Executive shall not engage, and shall not solicit any employees of the Company or affiliates to engage in any commercial activities which are in any way in competition with the activities of the Company, or which may in any way interfere with the performance of his duties or responsibilities to the Company.
         (c) The Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company, consistent with the Executive's rights and duties under his Agreement, may from time to time establish and those imposed by law.

     3.  Executive Covenants.  In order to induce the Company to enter into this
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Employment Agreement, the Executive hereby agrees as follows:
         (a) Except when disclosure is in the best interest of the Company or is compelled by law, or disclosure is consented to or directed by the Chairman of the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of the Executive's employment or thereafter, any of the business secrets or other confidential information regarding the Company or the Company's other subsidiaries which have not otherwise become public knowledge.
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         (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Chairman or the Board.

     4.  Base Salary and Bonuses.  As full compensation for Executive's services
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hereunder and in exchange for his promises contained herein, the Company shall compensate the Executive in the following manner (subject to Paragraph 4 (c)):
         (a) Base Salary. The Company shall compensate Executive at the base
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salary rate of One Hundred Fifty-Seven Thousand Five Hundred Dollars ($157,500)
per annum, payable in equal installments on the same basis as other senior salaried officers of the Company. Such annual salary may be increased in the future by such amounts and at such times as the Board or the Compensation Committee thereof shall deem appropriate in its sole discretion.
         (b) Annual Bonuses. Beginning with the calendar year 1999 and in each
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year or portion thereof thereafter during the term of his Agreement, the Board or Compensation Committee thereof shall consider the Executive for a cash performance bonus in accordance with the following terms: The actual amount and timing of such bonus, if any, shall be determined in good faith based on criteria reasonably deemed to be relevant to such determination including, without limitation, transactions effected for the benefit of the Company that are outside of the ordinary course of business and directly or indirectly accomplished through the efforts of the Executive (e.g., business combinations, corporate partnerings and other similar transactions).
         (c) The amounts set forth in subparagraphs (a) and (b) above shall be subject to appropriate payroll withholding and any similar deductions required by law.

     5.  Long-term Incentive Plan.  The Executive shall be entitled to
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participate, to the extent he is eligible under the terms and conditions thereof, any stock option plan, stock award plan, omnibus stock plan, or similar incentive plan currently in existence or hereafter established by the Company. Awards to the Executive under any such plan shall be made as provided in such plans and at such times and in such amounts as shall be determined in the sole discretion reasonably exercised of the Board or the Compensation Committee thereof. Executive's right to receive a bonus shall be exclusively determined by the provisions of Paragraph 4(b) hereof.

     6.  Benefit Plans.  During the term of his employment, the Executive shall
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be entitled to participate in the Company management employment benefits and retirement plans (including any health and life insurance plans), as they are in existence on the date of this Agreement, or as they may be amended or added hereafter. Neither shall the Company be under any obligation solely as a result of the Agreement to institute or continue the existence of any employee benefit plan.

     7.  Other Benefits.  The Executive shall be provided the following
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additional benefits:
         (a) Club Membership. Reimbursement to the Executive for the cost of his
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and his immediate family's membership in one country club or his membership in one business club, and for his business-related use thereof.
         (b) Business Expense.  Reimbursement to the Executive, upon proper
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accounting, for reasonable expenses and disbursements incurred by him in the course of the performance of his duties hereunder.

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

         (c) Vacation.  The Executive shall be entitled to four (4) weeks of
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vacation each year of the Agreement or such longer period as shall be provided to senior executives of the Company, without reduction in salary.
         (d) Automobile.  The Executive shall be entitled to the use of an
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automobile, and upon proper accounting shall be reimbursed for reasonable expenses incurred by him relating to the performance of his duties hereunder.

     8.  Duration and Termination.
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         (a) Duration.  The effective date of this Agreement shall be January 1,
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1999, and it shall continue for a term of three (3) years.  At the end of the first year and at the end of each succeeding year this agreement shall be automatically extended for one year such that at the end of each year there will automatically be three years remaining on the term of this Agreement, provided that the Executive shall have the right to terminate this Agreement at the end of the initial term or any succeeding term on not less than six (6) months prior written notice to the Company (in which event all rights and benefits of Executive hereunder shall cease upon such termination's effective date).
         (b) Termination at Any Time by Company. This Agreement shall be
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terminable by the Company at any time for any reason, including death or
Disability (as hereinafter defined) of the Executive, upon not less than 45 days prior written notice to the Executive and all rights and benefits of the Executive hereunder (other than those arising under Section 9 hereof) shall cease, except that the Executive will have the right to receive from the Company
(i) a payment representing all salary due under the remaining full term of this Agreement, and (ii) the continuation of all medical insurance and other benefits provided to the Executive as contemplated by Sections 6 and 7 hereof for a period of one (1) year following the termination date. Notwithstanding the foregoing, if the Company terminated this Agreement "for cause," then no Termination Payment shall be made to the Executive and all rights, benefits and obligations of the Executive under this Agreement, except the Executive's rights under Section 9 hereof, shall cease. "For cause" shall include: (i) the Executive's willful and material breach in respect of his duties under this Agreement if such breach continues unremedied for thirty (30) days after written notice thereof from the Board to the Executive specifying the acts constituting the breach and requesting that they be remedied; or (ii) the Executive is convicted or pleads guilty to a felony, during the employment period other than for conduct undertaken in good faith in furtherance of the interests of the Company. "Disability" shall mean that due to illness, accident or other physical or mental incapacity, the Board has in good faith determined that the Executive is unable to substantially perform his usual and customary duties under this Agreement for more than four (4) consecutive months or six (6) months in any calendar year.
         (c) Rights of Termination by Executive.  The Executive shall have the
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right, by written notice to the Company, to elect to terminate this Agreement within sixty (60) days following a Change in Control (as defined below). In the event that Executive makes such election, the Executive shall be entitled to receive from the Company a payment equal to three years current base salary as set forth herein or as hereafter increased by the Board or Compensation Committee, plus a lump sum payment of Two Hundred Thousand Dollars ($200,000). Payment is to be made within sixty (60) days of receipt by the Company of a written notice of Executive's election.

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

         (d) Change in Control.  For the purpose of this Agreement, a "Change in
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Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Company to any person or entity (in either case, a "Person") or group of Persons acting in concert as a partnership or other group (a "Group of Persons"), other than an Affiliate (as defined below) of the Company, (ii) the merger, consolidation or other business combination of the Company with or into another corporation with the effect that the shareholders of the Company immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board, over any period of two (2) years or less, from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by the Board (or replacements approved by the Board) as constituted at the beginning of such period, (iv) a Person or Group of Persons shall as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (v) a material change in the duties and/or responsibilities of the Executive hereunder which change has been approved by the Board or Chairman. As used in this Section 8, (a) the term "Affiliate" means, with respect to any designated Person, any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons, or holds or beneficially owns 10% or more of the equity interest on the other Person or 10% or more of any class of voting securities of the other Person and (b) the term "control" means the possession, directly or indirectly, of the power, whether exercised or not exercised, to direct or cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

     9.  Indemnification.  The Company shall defend and hold the Executive
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harmless to the fullest extent permitted by applicable law, the Company's By-
Laws and the Company's Charter in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive is or was, a director, officer, employee or agent of the Company or any parent, subsidiary or affiliate of the Company, or of any other person or enterprise at the Company's request. Expenses incurred by the Executive in defending a claim, action, suit or investigation or proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of any undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified hereunder; provided however, that this Paragraph 9 shall not apply to a non-derivative action commenced by the Company against the Executive. The foregoing rights are not exclusive and do not limit any rights accruing to the Executive under any other agreement or contract or under applicable law.

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

     10.  Successors and Assigns.  The rights of the Company hereunder shall run
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in favor of the Company, its successors, assigns, nominees or other legal representatives. The rights of the Executives hereunder shall inure to the benefit of the Executive's legal representatives, executors, heirs and beneficiaries. Termination of Executive's employment shall not operate to relieve him of any remaining obligations under Section 3 hereof, and all such obligations are binding upon his heirs, executors, administrators or other legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of the assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed by a successor, this Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company" for the purpose of this Agreement.

     11.  Arbitration of All Disputes.
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         (a) Any controversy or claim arising out of or relating to this
Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the city of Tulsa in the State of Oklahoma, by three (3) arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of the third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of the arbitrators which shall be as provided in this Section. The cost of any arbitration process hereunder shall be borne equally by the Company and Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by three arbitrators may be entered in any court having jurisdiction thereof.
         (b) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorney's fees and costs and expenses in connection with the enforcement of his rights, including the enforcement of any arbitration award, up to $50,000 in the aggregate.

     12.  Notices.  All notices, requests, demands and other communications
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hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

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

         (a)  if to the Company:

              Gothic Energy Corporation
              5727 South Lewis Avenue, Suite 700
              Tulsa, Oklahoma 74105
              Attn:  Chief Executive Officer

         (b)  if to the Executive:

              Steven P. Ensz
              5727 South Lewis Avenue, Suite 700
              Tulsa, OK 74105

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     13.  Severability.  If any provisions of this Agreement shall be adjudged
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by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     14.  Prior Understanding.  This Agreement embodies the entire understanding
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of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing, signed by both parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     15.  Execution in Counterparts.  This Agreement may be executed by the
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parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     16.  Choices of Laws.  Subject to the provisions of Paragraph 11 and
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without regard to the effect of principles of conflict of laws thereto, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Oklahoma, and this Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma.

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

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                       GOTHIC ENERGY CORPORATION


                                       By:
                                          ---------------------------------

ATTEST:


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                                       GOTHIC PRODUCTION CORPORATION


                                       By:
                                          ---------------------------------

ATTEST:


-----------------------------




                                       -----------------------------------
                                       STEVEN P. ENSZ

                                       7